ACKNOWLEDGEMENT

OF

OFFSITE DOCS INC.

November 29, 2011

1.

Offsite Docs Inc. (the “Company”), a Nevada corporation, received comments from the SEC by a letter dated November 15, 2011, related to the Third Amendment to its Registration Statement on Form S-1 filed October 21, 2011, related to its Registration Statement on Form S-1 filed on August 18, 2001.

2.

As a result of the letter, the Company will file its Fourth Amendment to its Registration Statement on Form S-1.

3.

Pursuant to the SEC comment letter, the SEC asked that the Company make certain acknowledgments with respect to its Form S-1 filing.

Accordingly, the Company makes the following acknowledgments:

1.

 The Company is responsible for the adequacy and accuracy of the disclosure in the filing.

2.

The SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

3.

The company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

OFFSITE DOCS INC.

/s/ Neil Reams
Neil Reams, President & CEO, director
/s/ Beth Reams
Beth Reams, director